                                  As filed with the Commission on April 30, 2001
                                                      1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940                X

         Amendment No. 40                                                      X

                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                (Address of Principal pursuant Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                       Copies to:  Burton M. Leibert, Esq.
One South Street                             Willkie Farr & Gallagher
Baltimore, Maryland  21202                   One Citicorp Center
(Name and Address of Agent for Service)      153 East 53rd Street
                                             New York, New York 10022

                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

BT Investment Portfolios comprises eleven portfolios. This Amendment to the Registration Statement relates only to Liquid Assets Portfolio, EAFE Equity Index Portfolio, Small Cap Index Portfolio, U.S. Bond Index Portfolio and Quantitative Equity Portfolio.

BT Investment Portfolios
Liquid Assets Portfolio
EAFE Equity Index Portfolio
Small Cap Index Portfolio
U.S. Bond Index Portfolio
Quantitative Equity Portfolio


PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.
Beneficial interests in the BT Investment Portfolios (the "Trust") are divided into separate series, each having distinct investment objectives and policies, five of which, Liquid Assets Portfolio, EAFE(R) Equity Index Portfolio, Small Cap Index Portfolio, U.S. Bond Index Portfolio and Quantitative Equity Portfolio (each a "Portfolio" and collectively, the "Portfolios"), are described herein. Investments in the Portfolios are neither insured nor guaranteed by the U.S. government. Investments in the Portfolios are not deposits of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The investment objective of Quantitative Equity Portfolio is a fundamental policy which may only be changed by a majority vote of the investors in the Portfolio. The investment objective of each other Portfolio may be changed without shareholder approval. The investment objective of each Portfolio is as follows:

LIQUID ASSETS PORTFOLIO
The Portfolio seeks a high level of current income consistent with liquidity and the preservation of capital by investing primarily in high quality short-term money market instruments.

EAFE(R) EQUITY INDEX PORTFOLIO
The Portfolio seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the MSCI EAFE(R) Index, which emphasizes stocks of companies in the major markets in Europe, Australia and the Far East. The Portfolio invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective.

SMALL CAP INDEX PORTFOLIO
The Portfolio seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the Russell 2000 Index, which emphasizes stocks of small US companies. The Portfolio invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective.

U.S. BOND INDEX PORTFOLIO
The Portfolio seeks to replicate, as closely as possible, before the deduction of expenses, the performance of the Lehman Brothers Aggregate Bond Index, which emphasizes government mortgage-backed securities and corporate investment grade debt securities.

QUANTITATIVE EQUITY PORTFOLIO
The Portfolio seeks a total return greater than that of the S&P 500 Index. The Portfolio invests for long-term capital appreciation, not income; any dividend and interest income is secondary to the pursuit of its objective.

There can be no assurance that the investment objective of the Portfolios will be achieved. Additional information about the investment policies of the Portfolios appear in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the Portfolios' investment objective and policies and risk factors associated with investments in the Portfolios from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks," and "Organizational Structure," in the prospectuses of Liquid Assets Fund Institutional, EAFE Equity Index Fund - Premier Class, Small Cap Index Fund - Premier Class, U.S. Bond Index Fund - Premier Class and Quantitative Equity Fund (each a "Feeder Fund") in each Feeder Fund's current prospectus (the "Feeder Fund's Prospectus"). The prospectus for Liquid Assets Fund Institutional was last filed with the Securities and Exchange Commission (the "Commission") in Post-Effective Amendment No. 31 to the Registration Statement of BT Institutional Funds on April 30, 2001 (File No. 33-34079). The prospectuses for EAFE(R) Equity Index Fund - Premier Class, Small Cap Index Fund - Premier Class and U.S. Bond Index Fund - Premier Class were last filed with the Commission in Post-Effective Amendment No. 10 to the Registration Statement of BT Advisor Funds on April 30, 2001 (File No. 33-45973). The prospectuses for Quantitative Equity Fund were last filed with the Commission in Post-Effective Amendment No. 82 to the Registration Statement of BT Investment Funds on April 30, 2001 (File No. 33-07404).

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
Capitalized terms used in this Part A have the same meaning as in the Feeder Funds' prospectuses. Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in each Feeder Fund's Prospectus.

The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolios. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Trust has eleven series: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, EAFE Equity Index Portfolio, Small Cap Portfolio, Small Cap Index

Portfolio, U.S. Bond Index Portfolio, PreservationPlus Portfolio,
PreservationPlus Income Portfolio, Quantitative Equity Portfolio and Daily Assets Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances, (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio's capital stock from the sections entitled "Calculating the Fund's Share Price," "Buying and Selling Fund Shares," and "Dividends and Distributions," and "Tax Considerations" in each Feeder Fund Prospectus.

Each investor in the Portfolios may add to or reduce its investment in each Portfolio on each Portfolio Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in each Portfolio as of the Valuation Time, on the following business day of each Portfolio.

The "net income" of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of each Portfolio, less (ii) all actual and accrued expenses of each Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of each Portfolio is allocated pro rata among the investors in each Portfolio. The Net Income is accrued daily and distributed to the investors in each Portfolio periodically.

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Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolios) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

ITEM 7.  SHAREHOLDER INFORMATION.
Registrant incorporates by reference information concerning computation of net asset value and valuation of each Portfolio's assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in each Feeder Fund's Prospectus.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolios may be made without a sales load. All investments are made at the net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day. Liquid Assets Portfolio's securities are valued at amortized cost, which the Trustees of the Trust have determined in good faith, constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used with respect to the Liquid Assets Portfolio until such time as the Trustees of the Trust determine that it does not constitute fair value for such purposes. The portfolio securities of EAFE(R) Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in Federal funds normally on the Portfolio Business

Day the withdrawal is effected, but in any event within seven days. The Portfolios reserve the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The placement agent for the Trust is ICC Distributors, Inc. ("ICC"). The principal business address of ICC is Two Portland Square, Portland, Maine 04101. ICC receives no additional compensation for serving as the placement agent for the Trust.

The Trust and ICC reserve the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in each Feeder Fund's Prospectus.

ITEM 8.  DISTRIBUTION ARRANGEMENTS
The Registrant incorporates by reference information concerning its Master-Feeder structure from the sections entitled "Organizational Structure" in each Feeder Fund's Prospectus.


BT Investment Portfolios

PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

The Prospectus of the Liquid Assets Portfolio, EAFE(R) Equity Index Portfolio, Small Cap Index Portfolio, U.S. Bond Index Portfolio and Quantitative Equity Portfolio (each a "Portfolio"), each a series of BT Investment Portfolios, dated April 30, 2001, which may be amended from time to time, provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolios and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolios at 1-800-730-1313


TABLE OF CONTENTS
-----------------
GENERAL INFORMATION AND FUND HISTORY
DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS
MANAGEMENT OF THE FUND
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
INVESTMENT ADVISORY AND OTHER SERVICES
BROKERAGE ALLOCATION AND OTHER PRACTICES

CAPITAL STOCK AND OTHER SECURITIES
PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED
TAXATION OF THE FUND
UNDERWRITERS
CALCULATION OF PERFORMANCE DATA
FINANCIAL STATEMENTS

ITEM 11.  GENERAL INFORMATION AND HISTORY.

The Trust was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS.
The Trust is a no-load, open-end management investment company. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolios from the sections entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information of BT Investment Funds - Quantitative Equity Fund, BT Institutional Funds -- Liquid Assets Fund Institutional, and BT Advisor Funds---EAFE(R) Equity Index Fund - Premier Class, Small Cap Index Fund - Premier Class and U.S. Bond Index Fund - Premier Class (each a "Feeder Fund") (each the "Feeder Fund's SAI"). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds' SAIs. The SAI for Liquid Assets Fund Institutional was last filed with the Securities and Exchange Commission (the "Commission") in Post-Effective Amendment No. 31 to the Registration Statement of BT Institutional Funds on April 30, 2001 (File No. 33-34079). The SAI for EAFE(R) Equity Index Fund - Premier Class, Small Cap Index Fund - Premier Class and U.S. Bond Index Fund - Premier Class was last filed with the Commission in Post-Effective Amendment No. 10 to the Registration Statement of BT Advisor Funds on April 30, 2001 (File No. 33-45973). The SAI for Quantitative Equity Fund was last filed with the Commission in Post-Effective Amendment No. 82 to the Registration Statement of BT Investment Funds on April 30, 2001 (File No. 33-07404).

ITEM 13.  MANAGEMENT OF THE FUND.
Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled "Management of the Trusts" in each Feeder Fund's SAI.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
As of April 1, 2001, Liquid Assets Fund Institutional owned approximately 100% of the value of the outstanding interests in the Liquid Assets Portfolio. As of April 1, 2001, EAFE(R) Equity Index Fund - Premier Class owned approximately 100% of the value of the outstanding interests in the EAFE Equity Index Portfolio. As of April 1, 2001, Small Cap Index Fund - Premier Class owned approximately 86% of the value of the outstanding interests in the Small Cap Index Portfolio. As of April 1, 2001, U.S. Bond Index Fund -- Premier Class owned approximately 90% of the value of the outstanding interests in the U.S. Bond Index Portfolio. As of April 1, 2001, Quantitative Equity Fund owned approximately 100% of the value of the outstanding interests in the Quantitative Equity Portfolio. Because each Feeder Fund controls its Portfolio, it may take actions without the approval of any other investor in its Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each Portfolio from the section entitled "Management of the Trusts " in each Feeder Fund's SAI.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objectives, Policies and Restrictions--Brokerage Commissions" in each Feeder Fund's SAI.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolio, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio's investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolios), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolios) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of each Portfolio or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED. Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement

Registrant incorporates by reference information concerning the method followed by the Portfolios in determining their net asset value and the timing of such determinations from the sections entitled "Valuation of Securities; Redemptions and Purchases in Kind" in each Feeder Fund's SAI.

ITEM 19. TAXATION OF THE FUND.
Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled "Taxation" in each Feeder Fund's SAI.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20. UNDERWRITERS.

The placement agent for the Trust is ICC, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
Quantitative Equity Portfolio's financial statements are hereby incorporated by reference from the Annual Report of BT Investment Funds - Quantitative Equity Fund dated December 31, 2000 (File Nos. 33-07404; 811-4760).

Liquid Assets Portfolio's financial statements are hereby incorporated by reference from the Annual Report of BT Institutional Funds -- Liquid Assets Fund Institutional dated December 31, 2000 (33-34079 and 811-6071).

The financial statements of EAFE(R) Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio are hereby incorporated by reference from BT Advisor Funds' Annual Report dated December 31, 2000 (File Nos. 33-62103 and 811-7347).

PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

(a)  Declaration of Trust of the Registrant; 2
     (1)  First Amendment to Declaration of Trust; *
     (2)  Second Amendment to Declaration of Trust; *
     (3)  Third Amendment to Declaration of Trust; *
     (4)  Fourth Amendment to Declaration of Trust; *
     (5)  Fifth Amendment to Declaration of Trust; *
     (6)  Sixth Amendment to Declaration of Trust; *
     (7)  Amendment No. 7 to Declaration of Trust; 4
     (8)  Amendment No. 8 to Declaration of to Declaration of Trust; 7
     (9)  Amendments No. 9, 10, and 11 to Declaration of Trust; 6
     (10) Amendment No. 12 to Declaration of Trust; 10
     (11) Amendment No. 13 to Declaration of Trust; 10
     (12) Amendment No. 14 to Declaration of Trust; 10
     (13) Amendment No. 15 to Declaration of Trust; 10

     (14) Amendment No. 16 to Declaration of Trust; 11
(b)  By-laws of the Registrant; 2
(c)  Instrument Defining Rights of Security Holders -- Not Applicable;
(d)  Investment Advisory Agreement dated April 30, 2001, between the
     Registrant and Deutsche Asset Management, Inc. - filed herewith;
(f)  Not Applicable;
(g) Custodian Agreement between Bankers Trust Company and BT Investment Portfolios; 5
     (1) Amendment #6 to Exhibit A of the Custodian Agreement - filed herewith;
(h)  Administration and Services Agreement between Registrant and Bankers
     Trust Company; 1
     (1) Exhibit D to the Administration and Services Agreement; 8
     (2) Expense Limitation Agreement dated April 30, 2001 among Bankers Trust Company, Deutsche Asset Management, Inc., BT Advisor Funds, and BT Investment Portfolios, on behalf of EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio - filed herewith;
     (3) Expense Limitation Agreement dated April 30, 2001, among Bankers Trust Company, Deutsche Asset Management, Inc., BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio and BT Investment Portfolios, on behalf of Liquid Assets Portfolio - filed herewith;
     (4) Expense Limitation Agreement dated April 30, 2001 among Bankers Trust Company, Deutsche Asset Management, Inc., BT Investment Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios, on behalf of Small Cap Portfolio, Asset Management Portfolio #2, Asset Management Portfolio #3, Quantitative Equity Portfolio and PreservationPlus Income Portfolio -- filed herewith;
     (5) Expense Limitation Agreement dated April 30, 2001, among Bankers Trust Company, Deutsche Asset Management, Inc., BT Pyramid Mutual Funds and BT Investment Portfolios, on behalf of PreservationPlus Portfolio - filed herewith;
(l)  (1) Investment Representation letters of initial investors; 1
     (2) Investment Representation Letters of Initial Investors, EAFE(R)
         Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 3
(m)  Rule 12b-1 Plan - Not Applicable.
(n)  Financial Data Schedules - Not applicable;
(o)  Rule 18f-3 Plan - Not Applicable;
(p)  (1) Portfolio Code of Ethics; 11
     (2) Adviser Code of Ethics - filed herewith;

        *Previously Filed.
1. Incorporated by reference to the Registrant's registration statement on Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.
2. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.

3. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.
4. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on January 30, 1997.
5. Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the Commission on February 28, 1997.
6. Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on May 19, 1997.
7. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997.
8. Incorporated by reference to Amendment No. 35 to Registrant's Registration Statement as filed with the Commission on December 23, 1999.
9. Incorporated by reference to Amendment No. 36 to Registrant's Registration Statement as filed with the Commission on January 31, 2000.
10. Incorporated by reference to Amendment No. 37 to Registrant's Registration Statement as filed with the Commission on April 28, 2000.
11. Incorporated by reference to Amendment No. 38 to Registrant's Registration Statement as filed with the Commission June 26, 2000.
12. Incorporated by reference to Amendment No. 39 to Registrant's Registration Statement as filed with the Commission January 29, 2001.

ITEM 24. Persons Controlled By or Under Common Control with the Fund

None.

ITEM 25.  Indemnification.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26. Business and Other Connections of Investment Adviser.

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of the Form ADV are incorporated herein by reference:

(a)  Items 1 and 2 of Part II

(b)  Section 6, Business Background, of each Schedule D.

ITEM 27. Principal Underwriters.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies: BT Investment Funds, BT Advisor Funds, BT Institutional Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio, BT Investment Portfolios, Deutsche Banc Alex. Brown Cash Reserve Fund, Inc., Flag Investors Communications Fund, Inc., Flag Investors Emerging Growth Fund, Inc., the Flag Investors Total Return U.S. Treasury Fund Shares of Total Return U.S. Treasury Fund, Inc., the Flag Investors Managed Municipal Fund Shares of Managed Municipal Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., Flag Investors Series Funds, Inc., Flag Investors Funds, Inc., Flag Investors Portfolios Trust, Morgan Grenfell Investment Trust, The Glenmede Fund, Inc. and The Glenmede Portfolios.

(b) Unless otherwise stated, the principal business address for the following persons is Two Portland Square, Portland, Maine 04101.

     (1)                           (2)                          (3)
Name & Principal         Position & Offices with        Position & Offices with
Business Address         Distributor                    the Registrant
-------------------      -------------------------      -----------------------
John Y. Keffer           President and Director         None
David R. Keffer          Director                       None
Ronald H. Hirsch         Treasurer                      None
Nanette K. Chern         Chief Compliance Officer       None
David I. Goldstein       Secretary                      None
Benjamin L. Niles        Vice President                 None
Frederick Skillin        Assistant Treasurer            None
Marc D. Keffer           Assistant Secretary            None

(c)  None



ITEM 28. Location of Accounts and Records.

Registrant: One South Street, Baltimore, MD  21202.

Adviser: Deutsche Asset Management, Inc., 130 Liberty Street, New York, NY 10006

Custodian and Administrator: Bankers Trust Company, 130 Liberty Street, New York, NY 10006.

Transfer Agent and Dividend Disbursing Agent: Investment Company Capital Corp., One South Street, Baltimore, Maryland 21230; DST, 127 West 10th Street, Kansas City, MO 64105.

Placement Agent: ICC Distributors, Inc., Two Portland Square, Portland, ME
04101.

ITEM 29. MANAGEMENT SERVICES.

Not Applicable

ITEM 32. UNDERTAKINGS.

Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INVESTMENT PORTFOLIOS, has duly caused this Amendment No. 40 to its Registration Statement to be signed on its behalf by the undersigned, duly authorized in the City of Baltimore and the State of Maryland, on the 27th day of April, 2001.

                                            BT INVESTMENT PORTFOLIOS

                                    By:     /s/ Daniel O. Hirsch
                                            Daniel O. Hirsch, Secretary
                                            April 27, 2001

                            RESOLUTIONS RELATING TO
                    RATIFICATION OF REGISTRATION STATEMENTS

                (To be voted on by the Boards of each Investment
                  Company with a December 31 fiscal year end)

    RESOLVED, That the proper officers of the Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Trust, a Post-Effective Amendment under the Securities Act of 1933 (the "1933 Act") and an Amendment under the Investment Company Act of 1940, as amended, (the "1940 Act") to the Trust's Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Securities and Exchange Commission (the "Commission"), under the 1933 Act and the 1940 Act and to appear, together with legal counsel, on behalf of the Trust before the Commission in connection with any matter relating to the Registration Statement.

    RESOLVED, That the proper officer of the Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of

              Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Trust.

    RESOLVED, That the proper and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Trust.

    RESOLVED, That the proper officers of the Portfolio Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Portfolio Trust, an Amendment under the 1940 Act to the Portfolio Trust's Registration Statement, to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Commission, and to appear, together with legal counsel, on behalf of the Portfolio Trust before the Commission in connection with any matter relating to the Registration Statement.

    RESOLVED, That the proper officer of the Portfolio Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Portfolio Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Portfolio Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Portfolio Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Portfolio Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Portfolio Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Trustees and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Portfolio Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Portfolio Trust.

    RESOLVED, That any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Portfolio Trust.